Exhibit 99.1
ThredUp Announces Third Quarter 2025 Results
All results reported are for continuing operations, unless otherwise noted.
•Record quarterly revenue of $82.2 million, representing an increase of 34% year-over-year
•Quarterly gross margin of 79.4% and an increase in gross profit of 34% year-over-year
•Active Buyers of 1.57 million, representing growth of 26% year-over-year, with new buyer growth of 54% year-over-year, reflecting ThredUp’s best quarter for new buyer acquisition in its history
•Ended the quarter with cash and cash equivalents, restricted cash, and marketable securities of $56.1 million, substantially consistent with the $56.2 million reported last quarter
•Issued a revised fourth quarter and full year 2025 financial outlook, raising revenue expectations
Oakland, CA — November 3, 2025 — ThredUp Inc. (Nasdaq: TDUP, LTSE: TDUP), one of the largest online resale platforms for apparel, shoes, and accessories, announced today its financial results for the third quarter ended September 30, 2025 and updated full year 2025 financial outlook.
“In Q3, we are proud to have delivered our fourth consecutive quarter of accelerating revenue growth, driven by exceptional new buyer acquisition and order growth,” said ThredUp CEO and co-founder James Reinhart. “This quarter, we launched a fully rebranded ThredUp experience, with new products and features that create a more personalized and engaging way to buy and sell secondhand. These advancements are enabled by years of investment in our data and technology infrastructure, positioning us to innovate faster and strengthen our competitive moat in the growing resale market.”
Third Quarter 2025 Financial Highlights1
•Revenue: Revenue totaled $82.2 million, an increase of 34% year-over-year.
•Gross Profit and Gross Margin: Gross profit totaled $65.2 million, an increase of 34% year-over-year. Gross margin was 79.4% as compared to 79.3% in the third quarter last year.
•Loss from Continuing Operations: Loss from continuing operations was $4.2 million, or a negative 5.2% of revenue, for the third quarter 2025, compared to a loss from continuing operations of $10.4 million, or a negative 16.8% of revenue, for the third quarter last year.
1 Adjusted EBITDA from continuing operations and Adjusted EBITDA from continuing operations margin are non-GAAP measures. See “Reconciliation of GAAP to Non-GAAP Financial Measures” for a detailed reconciliation of these non-GAAP measures to the most directly comparable GAAP measures and “Non-GAAP Financial Measures and Other Operating and Business Metrics” for a discussion of why we believe these non-GAAP measures are useful.

•Adjusted EBITDA from Continuing Operations1: Adjusted EBITDA from continuing operations was $3.8 million, or 4.6% of revenue, for the third quarter 2025, compared to $0.3 million, or 0.5% of revenue, for the third quarter last year.
•Active Buyers and Orders: Active Buyers of 1.57 million and Orders of 1.61 million for the third quarter 2025, representing increases of 26% and 37%, respectively, over the third quarter last year.
Financial Outlook
For the fourth quarter 2025, ThredUp expects:
•Revenue in the range of $76.0 million to $78.0 million, +14% year-over-year at the midpoint
•Gross margin in the range of 78.0% to 79.0%
•Adjusted EBITDA margin of approximately 3.0%
For the full fiscal year 2025, ThredUp expects:
•Revenue in the range of $307.0 million to $309.0 million, +18% year-over-year at the midpoint
•Gross margin in the range of 79.0% to 79.2%
•Adjusted EBITDA margin of approximately 4.2%
ThredUp is not providing a quantitative reconciliation of forward-looking guidance of the Non-GAAP measure Adjusted EBITDA margin to net loss margin, the most directly comparable financial measures under GAAP because certain items are out of ThredUp’s control or cannot be reasonably predicted. We calculate Adjusted EBITDA as net loss adjusted to exclude, where applicable in a given period, stock-based compensation expense, depreciation and amortization, interest expense, provision (benefit) for income taxes, severance and other reorganization costs, and gain on sale of non-marketable equity investment. Adjusted EBITDA margin represents Adjusted EBITDA divided by Revenue for the same period. Accordingly, a reconciliation for Adjusted EBITDA in order to calculate forward-looking Adjusted EBITDA margin is not available without unreasonable effort. However, for the fourth quarter of 2025 and full year 2025, Depreciation and amortization is expected to be $3.2 million and $12.7 million, respectively. In addition, for the fourth quarter of 2025 and full year 2025, Stock-based compensation expense is expected to be $3.8 million and $18.3 million, respectively. These items are uncertain, depend on various factors, and could result in projected net loss being materially greater than is indicated by the currently estimated Adjusted EBITDA margin.
ThredUp is not providing a quantitative reconciliation for free cash flow estimates on a forward-looking basis because it is unable, without making unreasonable efforts, to provide a meaningful or reasonably accurate calculation or estimation of net cash provided by operating activities and certain reconciling items on a forward-looking basis, which could be significant to the Company's results.
Conference Call and Webcast Information
•The live and archived webcast and all related earnings materials will be available at ThredUp’s investor relations website: ir.thredup.com/news-events/events-and-presentations.

ThredUp Inc.
Condensed Consolidated Balance Sheets
(unaudited)

	September 30, 2025	December 31, 2024
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$46,218	$31,851
Marketable securities	4,893	12,325
Accounts receivable, net	3,725	3,567
Other current assets	5,665	9,179
Total current assets	60,501	56,922
Operating lease right-of-use assets	27,337	28,853
Property and equipment, net	67,901	68,480
Goodwill	10,746	10,746
Other assets	5,984	6,224
Total assets	$172,469	$171,225
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,328	$8,326
Accrued and other current liabilities	26,279	29,856
Seller payable	17,934	15,142
Operating lease liabilities, current	5,123	4,345
Current portion of long-term debt	3,870	3,855
Total current liabilities	65,534	61,524
Operating lease liabilities, non-current	30,058	32,489
Long-term debt, net of current portion	15,247	18,151
Other non-current liabilities	2,558	2,760
Total liabilities	113,397	114,924
Commitments and contingencies
Stockholders’ equity:
Class A and B common stock, $0.0001 par value; 1,120,000 shares authorized as of September 30, 2025 and December 31, 2024; 125,086 and 116,134 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	12	11
Additional paid-in capital	629,560	612,148
Accumulated other comprehensive income	—	3
Accumulated deficit	(570,500)	(555,861)
Total stockholders’ equity	59,072	56,301
Total liabilities and stockholders’ equity	$172,469	$171,225

ThredUp Inc.
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
	(in thousands, except per share amounts)
Revenue	$82,161	$61,514	$231,109	$192,764
Cost of revenue	16,949	12,760	47,790	39,739
Gross profit	65,212	48,754	183,319	153,025
Operating expenses:
Operations, product, and technology	38,545	33,296	111,196	105,396
Marketing	16,186	12,912	45,535	37,021
Sales, general, and administrative	14,869	13,010	41,655	43,072
Total operating expenses	69,600	59,218	198,386	185,489
Operating loss	(4,388)	(10,464)	(15,067)	(32,464)
Interest expense	(477)	(629)	(1,487)	(1,958)
Other income, net	583	739	1,969	2,503
Loss before provision (benefit) for income taxes	(4,282)	(10,354)	(14,585)	(31,919)
Provision (benefit) for income taxes	(34)	4	54	21
Loss from continuing operations	(4,248)	(10,358)	(14,639)	(31,940)
Loss from discontinued operations, net of tax	—	(14,413)	—	(23,339)
Net loss	$(4,248)	$(24,771)	$(14,639)	$(55,279)

Weighted-average shares used to compute loss per share, basic and diluted	123,903	112,854	120,318	111,054

Loss from continuing operations per share, basic and diluted	$(0.03)	$(0.09)	$(0.12)	$(0.29)
Loss from discontinued operations per share, basic and diluted	—	(0.13)	—	(0.21)
Loss per share, basic and diluted	$(0.03)	$(0.22)	$(0.12)	$(0.50)

ThredUp Inc.
Condensed Consolidated Statements of Comprehensive Loss
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
	(in thousands)
Net loss	$(4,248)	$(24,771)	$(14,639)	$(55,279)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	—	1,187	—	92
Unrealized gain (loss) on available-for-sale securities	2	13	(3)	11
Total other comprehensive income (loss)	2	1,200	(3)	103
Total comprehensive loss	$(4,246)	$(23,571)	$(14,642)	$(55,176)

ThredUp Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended
	September 30, 2025	September 30, 2024
	(in thousands)
Cash flows from continuing operating activities:
Loss from continuing operations	$(14,639)	$(31,940)
Adjustments to reconcile loss from continuing operations to net cash provided by continuing operating activities:
Stock-based compensation expense	14,459	19,792
Depreciation and amortization	9,473	10,896
Reduction in carrying amount of right-of-use assets	3,429	3,444
Other	(83)	(685)
Changes in operating assets and liabilities:
Accounts receivable, net	(158)	927
Other current and non-current assets	154	3,798
Accounts payable	4,376	4,393
Accrued and other current liabilities	(3,622)	(272)
Seller payable	2,792	(2,025)
Operating lease liabilities	(3,566)	(4,088)
Other non-current liabilities	(500)	—
Net cash provided by continuing operating activities	12,115	4,240
Cash flows from continuing investing activities:
Purchases of marketable securities	(12,961)	(24,673)
Sale and maturities of marketable securities	20,804	21,600
Purchases of property and equipment	(8,745)	(4,121)
Net cash used in continuing investing activities	(902)	(7,194)
Cash flows from continuing financing activities:
Repayment of debt	(3,000)	(3,000)
Proceeds from issuance of stock-based awards	21,767	2,070
Payments of withholding taxes on stock-based awards	(19,215)	(2,995)
Net cash used in continuing financing activities	(448)	(3,925)
Net change in cash, cash equivalents and restricted cash from continuing operations	10,765	(6,879)

Net cash flow used in discontinued operating activities	—	(4,472)
Net cash flow used in discontinued investing activities	—	(1,242)
Net change in cash, cash equivalents and restricted cash from discontinued operations	—	(5,714)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	—	121
Net change in cash, cash equivalents, and restricted cash	10,765	(12,472)
Cash, cash equivalents, and restricted cash, beginning of period	40,488	61,469
Cash, cash equivalents, and restricted cash, end of period	$51,253	$48,997

ThredUp Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)

Adjusted EBITDA Reconciliation
	Three Months Ended		Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
	(in thousands)
Loss from continuing operations	$(4,248)	$(10,358)	$(14,639)	$(31,940)
Stock-based compensation expense	4,439	6,162	14,459	19,792
Depreciation and amortization	3,138	3,526	9,473	10,896
Interest expense	477	629	1,487	1,958
Provision (benefit) for income taxes	(34)	4	54	21
Severance and other reorganization costs	—	351	(3)	2,963
Gain on sale of non-marketable equity investment	—	—	(234)	—
Non-GAAP Adjusted EBITDA from continuing operations	$3,772	$314	$10,597	$3,690
Revenue	$82,161	$61,514	$231,109	$192,764
Non-GAAP Adjusted EBITDA from continuing operations margin	4.6%	0.5%	4.6%	1.9%

Free Cash Flow Reconciliation
	Nine Months Ended
	September 30, 2025	September 30, 2024
	(in thousands)
Net cash provided by continuing operating activities	$12,115	$4,240
Less: Purchases of property and equipment	(8,745)	(4,121)
Non-GAAP free cash flow from continuing operations	$3,370	$119

Investors
ir@thredup.com
Media
media@thredup.com
About ThredUp
ThredUp is transforming resale with technology and a mission to inspire the world to think secondhand first. By making it easy to buy and sell secondhand, ThredUp has become one of the world's largest online resale platforms for apparel, shoes and accessories. Sellers enjoy ThredUp because we make it easy to clean out their closets and unlock value for themselves or for the charity of their choice while doing good for the planet. Buyers enjoy shopping value, premium and luxury brands all in one place, at up to 90% off estimated retail price. Our proprietary operating platform is the foundation for our managed marketplace and consists of distributed processing infrastructure, proprietary software and systems and data science expertise. With ThredUp’s Resale-as-a-Service, some of the world's leading brands and retailers are leveraging our platform to deliver customizable, scalable resale experiences to their customers. ThredUp has processed over 200 million unique secondhand items from 60,000 brands across 100 categories. By extending the life cycle of clothing, ThredUp is changing the way consumers shop and ushering in a more sustainable future for the fashion industry.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, which are statements that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential”, “looking ahead”, “looking forward,” “seeking” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this release include, but are not limited to, guidance on financial results for the fourth quarter and full year of 2025; statements about future free cash flow, operating results, capital expenditures and other developments in our business and our long term growth; trends, consumer demand and growth in the online resale markets; the momentum of our business; our investments in technology and infrastructure, including with respect to AI technologies; the impact of tariffs and other changes to global trade on our business; the success and expansion of our RaaS® model and the timing and plans for future RaaS® clients; the implementation and success of direct selling on ThredUp; our ability to attract new Active Buyers, including our efforts to make resale more engaging and accessible to a wider audience through innovative shopping experiences, such as the launch of our rebrand; and legal and regulatory developments.

Forward-looking statements are neither historical facts nor assurances of future performance. Forward-looking statements involve substantial risks and uncertainties that may cause actual results to differ materially from those that we expect. These risks and uncertainties include, but are not limited to: our ability to attract new users and convert users into buyers, Active Buyers, and sellers; our ability to achieve profitability; the sufficiency of our cash, cash equivalents and capital resources to meet our liquidity needs; our ability to effectively manage or sustain our growth and to effectively expand our operations; risks from an intensely competitive market; our ability to effectively deploy new and evolving technologies, such as artificial intelligence and machine learning, in our offerings; risks arising from economic and industry trends, including tariffs, inflationary pressures, changes in interest rates, changing consumer habits, climate change and general global economic uncertainty; our ability to comply with applicable laws and regulations; and our ability to successfully integrate and realize the benefits of our past or future strategic acquisitions or investments. More information on these risks and other potential factors that could affect the Company’s business, reputation, results of operations, financial condition, and stock price is included in the Company’s filings with the Securities and Exchange Commission (“SEC”), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The forward-looking statements in this release are based on information available to us as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law. These forward-looking statements should not be relied upon as representing ThredUp’s views as of any date subsequent to the date of this press release.
Additional information regarding these and other factors that could affect ThredUp's results is included in ThredUp’s SEC filings, which may be obtained by visiting our Investor Relations website at ir.thredup.com or the SEC's website at www.sec.gov.
Channels for Disclosure of Information
ThredUp intends to announce material information to the public through the ThredUp Investor Relations website ir.thredup.com, SEC filings, press releases, public conference calls, and public webcasts. ThredUp uses these channels, as well as social media, to communicate with its investors, customers, and the public about the company, its offerings, and other issues. It is possible that the information ThredUp posts on social media could be deemed to be material information. As such, ThredUp encourages investors, the media, and others to follow the channels listed above, including the social media channels listed on ThredUp’s investor relations website, and to review the information disclosed through such channels.
Non-GAAP Financial Measures and Other Operating and Business Metrics

This press release and the accompanying tables contain non-GAAP financial measures, including: Adjusted EBITDA from continuing operations, Adjusted EBITDA from continuing operations margin, free cash flow and other operating and business metrics. In addition to our results determined in accordance with GAAP, we believe that these non-GAAP financial measures and other operating and business metrics, are useful in evaluating our operating performance and enhancing an overall understanding of our financial position. We use these measures and metrics to evaluate and assess our operating performance, and for internal planning and forecasting purposes. We believe that these non-GAAP financial measures, when taken collectively with our GAAP results, may be helpful to investors because they provide consistency and comparability with past financial performance and assist in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. Our non-GAAP financial measures and other operating and business metrics are presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP and may be different from similarly-titled non-GAAP financial measures and other operating and business metrics used by other companies.
We encourage investors to review our results determined in accordance with GAAP and the accompanying reconciliations for more information.
A reconciliation is provided above for Non-GAAP Adjusted EBITDA from continuing operations to Loss from continuing operations, the most directly comparable financial measure stated in accordance with GAAP. We calculate Non-GAAP Adjusted EBITDA from continuing operations as loss from continuing operations adjusted to exclude, where applicable in a given period, stock-based compensation expense, depreciation and amortization, interest expense, provision (benefit) for income taxes, severance and other reorganization costs, and gain on sale of non-marketable equity investment. Non-GAAP Adjusted EBITDA from continuing operations margin represents Non-GAAP Adjusted EBITDA from continuing operations divided by Revenue for the same period.
A reconciliation is provided above for Non-GAAP free cash flow from continuing operations to Net cash provided by continuing operating activities, the most directly comparable financial measure stated in accordance with GAAP. We calculate Non-GAAP free cash flow as Net cash provided by continuing operating activities reduced by Purchases of property and equipment.
An Active Buyer is a ThredUp buyer who has made at least one purchase in the last twelve months. A ThredUp buyer is a customer who has created an account and purchased in our marketplaces, including through our RaaS® clients, and is identified by a unique email address. A single person could have multiple ThredUp accounts and count as multiple Active Buyers.
Orders are defined as the total number of orders placed by buyers across our marketplaces, including through our RaaS® clients, in a given period, net of cancellations.